8 March 2017

To: GulfMark Americas, Inc. (the "**Borrower**")
842 West Sam Houston Parkway North, Suite 400
Houston, Texas 77024
United States
Attention: Chief Financial Officer

GulfMark Offshore, Inc. (the "**Parent**" and, together with the Borrower, "**you**")
842 West Sam Houston Parkway North, Suite 400
Houston, Texas 77024
United States
Attention: Chief Financial Officer

From: The Royal Bank of Scotland plc (in its capacity as **Agent** for the Lenders)
Syndicated Loans Agency
Corporate & Institutional Banking,
250 Bishopsgate
London, EC2M 4AA
United Kingdom

Dear Sirs,

Multicurrency Facility Agreement dated 26 September 2014 (as amended, supplemented and/or restated from time to time and as last amended on 31 March 2016) (the "Facility Agreement" capitalised terms used but not defined herein as therein defined)

1. **Introduction**

You have requested the Lenders make available to the Borrower additional Revolving Facility Loans in an aggregate principal amount of $10.0 million. The Lenders have agreed to extend such financing on the basis of the terms and conditions contained in this letter.

2. **Interim Utilisation and withdrawal of February 22 Utilisation Request**

2.1 Subject only to satisfaction of the conditions set forth in clause 4 below, the Lenders shall, in accordance with Clause 5 (*Utilisations – Revolving Facility Loans*) of the Facility Agreement, extend additional Revolving Facility Loans in the aggregate principal amount of $10.0 million for a 1 month interest period (the "**Interim Utilisation**").

2.2 The Borrower hereby acknowledges that:

(a) upon the making of the Interim Utilisation, the Utilisation Request received from the Borrower on 22 February 2017 (the "**February 22 Utilisation Request**") shall be deemed withdrawn; and

(b) the Lenders shall waive any Default or Event of Default arising by virtue of the giving of the February 22 Utilisation Request (no such Default or Event of Default having been admitted by the Borrower or the Parent),

in each case as of the date of the making of the Interim Utilisation.

3. **Lender consent to all further Utilisations**

Notwithstanding anything to the contrary in any of the Finance Documents, on and from the date hereof, the Borrower shall not submit any Utilisation Request without the prior written consent of the Agent (acting upon the instruction of all the Lenders following unanimous consent). Any Utilisation Request submitted by the Borrower without such prior written consent shall have no force or effect.

4. **Conditions to the Interim Utilisation**

The Lenders will only be obliged to fund the Interim Utilisation after the satisfaction of the following conditions precedent:

(a) the Parent and the Borrower have executed an engagement letter with FTI Consulting, Inc., as financial advisor to the Agent;

(b) the Parent and the Borrower have executed the fee letter of Sullivan & Cromwell LLP, as counsel to the Agent;

(c) the Utilisation Request for the Interim Utilisation directs the Agent to pay from the proceeds of such Utilisation all costs and expenses of the Agent (including legal and financial advisor fees and agreed retainers) incurred prior to the date hereof; and

(d) receipt by the Agent of a Utilisation Request for the Interim Utilisation in the form required by the Facility Agreement and this letter.

5. **Cooperation and collaboration**

5.1 Without limiting the Parent's or the Borrower's obligations under Clause 27 (*Information Undertakings*) of the Facility Agreement, you shall provide to the Agent and its advisors, the following information as soon as reasonably practicable:

(a) and in any event on or prior to March 6, 2017, a revised Budget prepared in accordance with Clause 27.4 (*Budget*);

(b) and in any event on or prior to March 9, 2017, a revised Forecast prepared in accordance with Clause 27 (*Information Undertakings*), including a fully functioning operating model with underlying assumptions for day rates, utilisation and any other material factors considered by management in connection with preparation thereof, which shall be revised to the extent any such information becomes stale or no longer reflects management's expectations;

(c) and in any event on or prior to March 9, 2017, weekly accounts of the Group showing accounts payable and accounts receivable (including aging thereof), collections and disbursements and critical vendor payments, and updated on or before the fifth Business Day following the end of every calendar week (for purposes of this sub-clause, each calendar week being deemed to end on Friday);

(d) and in any event on or before the fifth Business Day following the end of every calendar week (for purposes of this sub-clause, each calendar week being deemed to end on Friday), a projected statement of sources and uses of cash for the Group on a weekly basis for the current and following 12

calendar weeks, including the anticipated uses of any direct or indirect proceeds Revolving Loans or Swingline Loans or any Utilisation of the Credit Facilities; and

(e) details and diligence of the Group's cash management system including its global funding arrangements and the details of intercompany balances.

5.2 You shall keep the Agent and the Lenders reasonably informed of all negotiations and discussions between any of your Affiliates or advisors and holders of the Parent's Financial Indebtedness in connection with any proposed restructuring, waiver, consent or insolvency or bankruptcy proceeding, which shall include:

(a) from the week commencing March 6, 2017, at least twice-per-week update calls between the Parent's senior management team, the Lenders, Agents and their respective advisors;

(b) from the week commencing March 6, 2017, at least twice-per-week update calls between the Parent's legal and financial advisors and the professional advisors to the Agent; and

(c) reasonable access to your properties during normal business hours and on reasonable notice to the extent necessary to permit the Agent and its professional advisors to assess the value of the Collateral, determine the financial condition, assets and operations of the Group and/or any member of the Group, or amplify or expand upon any of the information described in this letter or in any other Finance Document.

6. **Limited waiver of set off and similar rights and rollover Swingline Loans**

6.1 Between the date of this letter through and including March 14, 2017, no Lender shall, in its capacity as Lender, exercise any right of set off, combination of accounts or similar remedy in relation to the Obligors' cash, in each case in respect of any amounts that are outstanding or may become outstanding under the Finance Documents.

6.2 Each Swingline Loan due to be repaid between the date of this letter through and including March 14, 2017 shall be deemed repaid and redrawn by way of cashless rollover and the provisions of Clause 8.4.2 (*Swingline Lenders' participation*) shall not apply to such Swingline Loans.

7. **Counterparts**

This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

8. **Governing law, jurisdiction and enforcement**

This letter and any non-contractual arrangements arising out of or in relation to it shall be governed by English law. This letter is a Finance Document.

The provisions of Clauses 44 (*Remedies and Waivers*) and 49 (*Enforcement*) shall apply in relation to this letter as if such provisions were restated in this letter in their entirety, but with references in Clause 49 (*Enforcement*) to "Finance Documents" and "this Agreement" construed to refer to this letter.

Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance of this letter below.

Yours faithfully

....PAUL KEILTY..............

For and on behalf of

The Royal Bank of Scotland plc (acting on the instructions of all Lenders)

Accepted and agreed by:

The Borrower

.... 7 March 2017.............

For and on behalf of
GulfMark Americas, Inc.

Date

The Parent

.... 7 March 2017.............

For and on behalf of
GulfMark Offshore, Inc.

Date